UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Farmington Road, Mocksville, North Carolina (Address of Principal Executive Office)	27028 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01	Other Events.

As previously reported, on April 4, 2024, 22nd Century Group, Inc. (the “Company”) received a deficiency letter from the Nasdaq Listing Qualifications Department indicating that the Company was not in compliance with Nasdaq's Listing Rule 5550(b)1) because the Company's shareholders' equity was below the minimum shareholders' equity requirement of $2,500,000 (the "Shareholders' Equity Requirement"). On June 3, 2024, the Company received a letter from Nasdaq notifying the Company that Nasdaq had reviewed the Company’s proposed compliance plan submitted on May 17, 2024 and had granted the request by Company for a 180-calendar day extension from April 4, 2024 for the Company to evidence compliance with the Stockholders’ Equity Requirement by October 1, 2024.

Since the quarter ended March 31, 2024, the Company has undertaken a number of actions which have increased its stockholders’ equity, including (i) the issuance of 1,150,000 shares of our common stock in connection with extinguishment and settlement of subordinated debt, which resulted in a corresponding increase in equity of $3.9 million, (ii) the issuance and sale of an aggregate 21,932,752 shares of our common stock for net proceeds of $11.6 million, (iii) the issuance of 2,015,000 shares of our common stock as a result of conversion of outstanding debt under the Senior Secured Credit Facility which resulted in a corresponding increase in equity of $3.1 million, (iv) the issuance of 2,471,646 shares of our common stock in connection with the settlement of commercial indebtedness and other liabilities, which resulted in a corresponding increase in equity of $1.7 million. As a result of these actions, the Company believes that, as of the date of this report, it satisfies the stockholders’ equity requirement of at least $2.5 million pursuant to Nasdaq Listing Rule 5550(b)(1) for continued listing on the Nasdaq Capital Market.

The Company understands Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Lawrence Firestone
Date: September 30, 2024	Lawrence Firestone
Chief Executive Officer